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ING LEASE (SPAIN) E.G.C., LTD.                               EXHIBIT 10.7

               FINANCIAL LEASE CONTRACT FOR MACHINERY 900334-FL-0

                                                       Madrid, December 30, 2002

ON THE ONE HAND,

MR. JOSE IGNACIO DEL BARRIO GOMEZ, National Identity Document 28854279-C

ON THE OTHER HAND,

MS. CRISTINA PALENCIA JORGE, National Identity Document 416282-M

MR. JOSE ANTONIO LOZANO MELLADO, National Identity Document 260-0079-K

AND ON THE OTHER HAND,

MR. MIGUEL ANGEL FERNANDEZ MORENO, National Identity Document 51356303-V

                                    APPEARING

a) MR. JOSE IGNACIO DEL BARRIO GOMEZ, National Identity Document 28854279-C, for and on behalf of the Company CARRIERHOUSE, S.A., Tax Identification Number A-82232448 with registered office in calle Isabel Collbrand no. 8, Madrid, recorded in the Madrid Mercantile Register, folio 81, volume 13891, sheet no. M-227370.

He acts by virtue of power of attorney granted to him in a deed authorized by the Notary Public Mr. Carlos Perez Baudin, on November 14, 2000, protocol number 3694.

Hereinafter, the financial lessee.

MS. CRISTINA PALENCIA JORGE, National Identity Document 416282-M and MR. JOSE ANTONIO LOZANO MELLADO, National Identity Document 260-0079-K, for and on behalf of ING Lease (Espana) E.F.C., S.A., with Tax Identification Number A08350225, with registered office at Av. Diagonal 605, 9a Planta, Barcelona, RECORDED in the Barcelona Mercantile Register at folio 164, volume 27034, sheet no. B- 5378, entry number 104, and in the Special Register for Credit Entities for the Bank of Spain, with number 4709.

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ING LEASE (SPAIN) E.G.C., LTD.

Authorized to make this grant are MS. CRISTINA PALENCIA JORGE, National Identity Document 416282-M and MR. JOSE ANTONIO LOZANO MELLADO, National Identity Document 2600079-K, by virtue of power of attorney granted in their favor on November 3, 1998, and authorized by the Notary Public Mr. Josep Alfons Lopez Tena (protocol number 2304), recorded in the Barcelona Mercantile Register, Volume 29851, Folio 9, Sheet B- 5378, entry 118.

Hereinafter the financial lessor.

MR. MIGUEL ANGEL FERNANDEZ MORENO, National Identity Document 51356303-V, for and on behalf of ABENGOA, S.A. (in its capacity as guarantor of CARRIERHOUSE, S.A.) with Tax Identification Number A41002288 with registered office in Avda. De la Buhaira, no. 2, Seville, by virtue of Special Power of Attorney for these proceedings granted in his favor and a COPY OF WHICH THE PARTIES ATTACH TO THIS AGREEMENT AS AN INSEPARABLE PART THEREOF.

Those appearing acknowledge that each other has sufficient legal standing to enter into this Financial Lease Contract Deed ("lease") pursuant to the following standard and special conditions that have been duly acknowledged and accepted by the parties prior to these proceedings.

                               SPECIAL CONDITIONS:

ONE.- PURPOSE

The financial lessee takes a financial lease ("lease") from the financial lessor of assets owned by the latter, details of which are shown in the invoice, a copy of which is attached hereto.

TWO.- OWNERSHIP OF THE ASSETS

The assets described above are the exclusive property of the financial lessor, who grants to the financial lessee by virtue of this contract the right to use them pursuant to the specifications of the manufacturer of the assets and pursuant to the conditions established herein.

The financial lessee acknowledges that it has received the assets in perfect condition and entirely to its satisfaction, being responsible for all expenses of delivery, return, withdrawal and transport thereof, and likewise the expenses of assembly, installation and startup.

THREE.- LOCATION OF THE ASSETS

The assets that are the subject matter of this contract are located in the buildings in Calle Isabel Collbrand, Fuencarral, Madrid, Spain; at number 6 Calle Valgrande, Alcobendas, Madrid, Spain; and in Calle Acero, Barcelona, as detailed in the note included in the bill of sale.

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ING LEASE (SPAIN) E.G.C., LTD.

The financial lessee must communicate any changes of location of the leased assets with the financial lessor in writing prior to any such change.

FOUR.- DURATION OF THE CONTRACT

The present contract is valid for the period extending from the present day until June 30, 2006, at which time it is provided for that, if so desired, the financial lessee shall be able to exercise the purchase option right conferred on it, the aforementioned deadline deemed to be fixed and irrevocable, without prejudice to any early termination thereof on any of the grounds outlined in this contract.

FIVE.- COST

The contractual price of the financial lease, excluding the residual value or the sales price in exercising the purchase option right shall be 10,854,063.77 Euros plus the corresponding VAT, without prejudice to interest rate revisions, to be discussed below.

Under the present contract, the financial lessee is obligated to pay the financial lessor periodic installments, the initial amounts of which are detailed in Schedule 1 of this contract. The schedule shows the break down of, among other items:

a) The portion of each installment that corresponds to the recovery of the cost of the asset on the part of the leasing agent, excluding the value of the purchase option, b) the agreed-upon financial charge, and c) the Value-added Tax.

For each installment to be paid, the financial lessor will remit the corresponding bill which, once paid by the financial lessee, will constitute documentary proof of installment payment.

The monetary amount of the first twelve (12) monthly installments will be fixed and invariable, equal to those specified for each one in the aforementioned schedule.

The monetary amount of the remaining monthly payments will be variable and will be calculated anew according to the developments of the EURIBOR interest rate scale, the operation and functioning of which both parties are acquainted.

The installment payments will be revised annually, with each revision affecting the installments for the following period.

To this end, on the due date for the last installment payment from the period prior to that which is to be revised, or on the immediately preceding working day should the due-date be a holiday or Saturday, the financial lessor will obtain the current EURIBOR interest rate for that day and communicate the new installment payments to be made during the next period to the lessee.

For the purpose of the aforementioned, the EURIBOR (Euro Interbank Offered Rate) is understood as the interest rate promoted by the European Banking Federation located in Brussels each day as valid for the contracting of deposits in EUROS and which constitutes the rate at which a primary lending bank is offered 12 month deposits within the area of the European Union by another primary bank. These rates are published at

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ING LEASE (SPAIN) E.G.C., LTD.

11:00 C.E.T. on page 248 of Telerate and on the EURIBOR01 screen of Reuters two working days prior to their effective date. To these rates will be added, if applicable, brokerage expenses or commissions and any other fees, expenses, or taxes.

"Working day" is defined solely and exclusively herein as a day in which the TARGET system functions within the interbank market.

If for any period the interest rates cannot be determined in accordance with the procedure described above, the interest rate offered by the primary banks within the European Banking Federation in deposits in EUROS will be used in lieu of the EURIBOR interest rate for a principal amount similar to that of the outstanding capital repayable under the leasing contract and for a period similar to that mentioned above.

Should the EURIBOR reference disappear or no longer be published for any reason, the parties agree to adopt as a substitute index that which is legally established by the competent authorities in monetary matters within the European Union, or if applicable, the Bank of Spain or the Ministry of the Economy and Finance, in that order.

To calculate the monetary amount of the variable installment payments corresponding to the period being revised, for each installment the amount that appears in the column marked "Recovery of Asset Cost" from the aforementioned schedule will be used and added to the financial charges resulting from the application of the new interest rate to the outstanding capital of the preceding period. The new interest rate will be equal to the EURIBOR (with the brokerage expenses and other items mentioned above), plus a margin or differential of 1.10 net percentage points. For this, the following formula will be used:

FORMULA FOR CALCULATING VARIABLE INSTALLMENT PAYMENTS:

                     r
Ci = RCi + CP(i-1) * - ,   where
                     n

Ci         = Installment payment number i.

RCi = The amount of the recovery of the cost of the asset corresponding to payment number i, detailed in the list of payments and outstanding capital found in the accompanying schedule.

CP(i-1) = The outstanding capital pending repayment under the present contract once the installment payment prior to installment number i, that is, installment number (i - 1), has been paid, as indicated in the aforementioned appendix.

r = (EURIBOR + margin) * 365/360, rounded to the next highest multiple closest to 1/8 of one per cent, with EURIBOR and "margin" having the definitions given above.

Should the period of interest refer to a leap year, the applicable formula will be as follows:

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(EURIBOR + margin) * 366/360 , with the same rounding as described above.

n     = number of payments made annually.

To the resulting payments will be added the VAT (or the equivalent applicable tax), according to the rate in force at that date.

SIX.- FORM OF PAYMENT

The financial lessee will make the payments and pay all other related monetary amounts in the conditions outlined in point FIVE in the following fashion:

The financial lessor will present the corresponding bill as a direct debit to the FORTIS BANK branch office located in Calle Jose Ortega y Gasset no. 29, 6th floor; 28006 MADRID; account number 0167-0216-49-205401101.

SEVEN.- FISCAL REGIME

For the sole purpose of VAT, this contract is hereby considered to be a service rendered, with the financial lessee being obligated to pay the financial lessor the legally stipulated tax chargeable for said service at the moment it is due in the manner and at the rate provided for by law.

EIGHT.- PURCHASE OPTION

The financial lessor concedes the right to the option to purchase the assets which are the subject-matter of this contract to the financial lessee, who accepts. This option may be exercised by the financial lessee at the end of this contract, once the total of all payments detailed herein have been made by their respective deadlines, by paying a Residual Value tariff of 1 EUR plus the applicable taxes.

In the case that the financial lessee is interested in exercising, at the proper time, the purchase option thus conceded, and without this involving any obligation on the part of the lessee to do so, the financial lessor will present for payment a bill due on JUNE 30, 2006 for the Residual Value amount of 1 EUR plus the applicable taxes, which will be considered null and void should the financial lessee not be interested in exercising his/her right to this option, subject to a certified notification on the part of the lessee to the financial lessor at least 30 days prior to the aforementioned deadline.

The payment of the Residual Value does not necessarily presuppose that all payment installments have been made. In the case that the financial lessee pays the Residual Value without having previously made each and every installment payment in this contract along with the applicable fees and taxes, it will be considered a payment toward the existing debt, such that the purchase option as described in this clause cannot be thusly exercised.

Should the financial lessee acquire the assets that comprise the object of this contract exercising the purchase option conceded herein, the lessee thus accepts from the present

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ING LEASE (SPAIN) E.G.C., LTD.

time the current physical state of the said assets, the lessee having assumed total responsibility for their maintenance and upkeep.

Should the financial lessee choose not to exercise the purchase option conceded herein, he or she will proceed to return the assets in good condition and without more wear than expected from normal use once the period of the contract has expired and at the location indicated by the financial lessor. The financial lessee is responsible for all expenses incurred by said return except in the case whereby both parties mutually decide to formalize a new financial leasing contract of the same assets in the conditions deemed appropriate by both parties.

NINE.- COMMISSIONS APPLICABLE TO THE PRESENT CONTRACT

The parties, by mutual agreement, agree to modify in part the commissions applied to the present contract in the manner indicated below:

      (a) Arrangement fee: 0.25% of the total amount of the calculated cost of the operation, to be paid once only at the beginning of the contract, amounting to a sum of 24,999.70 Euros, plus the corresponding VAT at the rate currently in force, namely 16%, which comes to a sum of 3,999.95 Euros __________________________________
            _______________________________________________

      (b) Origination fee: 0.20% of the amount corresponding to the outstanding capital at the beginning of the contract and 0.20% annually on each of the dates agreed upon for the revision of the applicable interest rates for the present contract as applied to the outstanding capital as of the said dates. This fee will be paid at the beginning of the contract and henceforth annually on the dates agreed upon in the present contract for revising the applicable interest rates. The financial lessee will pay at the beginning of the contract the first portion of said fee, i.e. 19,999.76 Euros, plus the corresponding VAT at the rate currently in force, namely 16%, which comes to a sum of 23,199.72 Euros _________________

To those items not modified by the present Specific Condition, the fees to be applied are those stipulated under the Standard Conditions and in the Brochure of Tariffs and Commissions included with the present contract.

TEN. DISPUTES

The parties expressly agree that in the event of dispute in relation to the provisions of these special conditions and the standard conditions attached, the provisions of the special conditions shall prevail.

ELEVEN. EXPRESS SUBMISSION

Waiving their own forum, the parties submit to the competent jurisdiction of the courts of the city of BARCELONA the settlement of any dispute between the parties concerning the interpretation or performance of this contract.

TWELVE - UNDERWRITING

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ING LEASE (SPAIN) E.G.C., LTD.

The company ABENGOA, S.A. underwrites without limitation and jointly and severally on a global basis and without any restrictions the performance by the financial lessee of all obligations vis-a-vis the financial lessor contracted by the lessee as a consequence of the financial lease contract, all of which with express waiver of the benefits of prior excussio/discussion, order of priority and division.

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ING LEASE (SPAIN) E.G.C., LTD.
                               GENERAL CONDITIONS

1. NATURE AND PURPOSE OF THIS CONTRACT

The parties accept the stipulations of this contract, within the framework established by Additional Provision 7 of Law 26/1988 of July 29, and by the
Article 128 of Law 43/1995 of December 27, by which this present financial lease contract is commercial in nature, and its purpose is the grant of the use of the assets indicated in the special conditions of this contract, in exchange for consideration consisting of the periodic payment of the installments specified therein, including at the end thereof, a purchase option for the financial lessee.

2. CHARACTER AND TERM

ING Lease (Spain), E.F.C., S.A., hereinafter the financial lessor, recorded at number 4709 of the Register of Credit Entities of the Bank of Spain, grants to the financial lessee the use and enjoyment of the assets specified in the special conditions of this contract, for the time specified in the above-mentioned special conditions and by means of payment of the installments specified in Schedule Number 1.

The financial lessor has full ownership by purchase of the assets constituting this contract and has full legal and beneficial title to them until such time as such assets are transferred to the financial lessee by exercise of the purchase option granted to it.

The assets granted under financial lease have been acquired by the financial lessor in fulfillment of express instructions received from the financial lessee, which has chosen both the supplier of the assets and the actual assets being the subject matter of the contract, with the sole and exclusive aim of proceeding to the granting thereof, the financial lessee declaring that it is fully in agreement with the receipt of the assets delivered to it.

As a consequence, the financial lessee exonerates the financial lessor of all liability for any harm it may suffer as a consequence of the inappropriateness, malfunctioning, breakdown or any other foreseeable circumstance or condition of the assets acquired by the financial lessor and now assigned in financial lease. For its part, the financial lessor assigns to the financial lessee all rights and actions that legally correspond to the purchaser of the above-mentioned assets by reason of sale-purchase.

This contract shall be for a duration that is equal to the period between the date of signing hereof and the date on which the exercise of the purchase option is provided for, such time period being deemed fixed and irrevocable, without prejudice to the provisions of section b) of Standard Condition 5 and that the financial lessor may deem it to be terminated in advance in the event of breach by the financial lessee of its obligations.

3. SPECIAL OBLIGATIONS OF THE FINANCIAL LESSOR AND THE FINANCIAL LESSEE

3.1. OBLIGATIONS OF THE FINANCIAL LESSOR

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The financial lessee acknowledges that the provision of the financial lessor has been consummated by assignment to it of the use and enjoyment of the assets acquired by the latter in fulfillment of the instructions of the financial lessee, without prejudice to the provisions of Standard Condition 5.

Upon completion of the acquisition and assignment of use and enjoyment of the assets, the financial lessor is exonerated from all obligation within the framework of the legal transactions which this contract gives rise, without other exceptions beyond:

a) Ensuring the financial lessee's undisturbed and quiet enjoyment and uninterrupted possession of the assets making up the subject matter of this contract, inasmuch as this depends on the financial lessor. Any other disruptions caused by a third party shall be combated by the financial lessee either in its capacity as financial lessee and party in possession of the assets, or in its capacity as assignee of the rights and actions corresponding to the purchaser of the assets, by virtue of the provisions of the penultimate paragraph of Standard Condition 2.

b) Transferring ownership of the assets if, pursuant to the contract, the financial lessee exercises the purchase option right.

3.2 OBLIGATIONS OF THE FINANCIAL LESSEE

a) The financial lessee shall whilst this contract remains in force be obliged to take custody of, and maintain and keep, at its own expense, the assets making of the subject matter of the contract in a perfect state of repair and at the location specified in the special conditions of the contract. To this effect, it must take whatever measures are necessary with due diligence for the correct functioning of the assets at all times whilst this contract is in force.

b) The financial lessee may not, save with express and written consent from the financial lessor, change or replace the pieces or parts making up the assets, with the sole exception that it does so by means of the use of other pieces or parts of the same type and brand and from the same manufacturer. It also shall not relocate the assets to a new address without express written authorization from the financial lessor.

Any additional elements incorporated in any way to the assets making up the subject matter of this contract whilst the contract remains in force shall automatically become the property of the financial lessor, without the latter conferring on the financial lessee the right to receive financial compensation of any kind from the financial lessor.

c) The financial lessee commits itself to employ the assets making up the subject matter of this contract for business or professional purposes and that the use thereof shall be by the financial lessee itself or by whoever is expressly authorized by it, in the business, always without prejudice to the direct liability of the financial lessee vis-a-vis the financial lessor for improper use, this being defined as a use that is not in accordance with the nature and design of the assets making up the subject matter of this contract.

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Consequently, the financial lessee may not, without prior written authorization from the financial lessor, sublease, assign, transfer or in any way subrogate to any individual or legal entity the rights and obligations arising from this present contract.

d) From the date of signing of this contract the financial lessee is obligated:

* to arrange at its own expense with a prime insurance company those insurance policies insuring and protecting the assets making up the subject matter of this contract that are necessary to ensure against all risks threatening the upkeep and conservation of the assets, including those of inevitable accident and force majeure and civil liability arising from the holding thereof or the use thereof vis-a-vis third parties. For these purposes, the amount of the insurance must cover, as a minimum, the acquisition value of the assets making up the subject matter of this contract, including an automatic revaluation clause for the capital insured to keep it in line with the actual value of the assets.

* To designate the financial lessor as the beneficiary of the insurance policies.

Notwithstanding the above, the financial lessee assumes vis-a-vis the financial lessor any liability that may arise for loss, damage or injuries suffered by persons or things as a consequence of the use of the assets, together with the risks of damage and full or partial loss of the assets making up the subject matter of this contract, regardless of the cause thereof, inevitable accident or force majeure and regardless of whether or not they are covered by the insurance that the financial lessee is obligated to maintain, and likewise theft, fire, flood, robbery, despoilment thereof or deterioration or loss thereof or any other cause.

In the event of a total/full loss, the financial lessor shall receive the corresponding indemnification, the financial lessee being obligated if necessary to make up the difference between the indemnification paid by the insurance company and the total amount of capital pending payment in the transaction. If, on the contrary, the indemnification is greater than the amount of capital pending receipt, the excess shall be delivered by the financial lessor to the financial lessee.

In the event of partial loss, if the assets leased are rendered unusable for the use for which they are designed, the financial lessee has the option to terminate the lease contract, from such time as the financial lessor has received the indemnification and, where necessary, the above mentioned difference.

* To take out insurance covering all personnel carrying out work in/on the leased assets.

* To comply with all legal obligations relating to hiring of employees, worker health and safety etc., in relation to personnel carrying out work in/on the leased assets.

* To notify the financial lessor within a period of 24 hours of any loss or damage incurred to the assets, the financial lessee being liable for any loss that could arise for the financial lessor if it breaches this obligation.

* The financial lessee must justify compliance with the above-mentioned obligation and insure the assets, by means of sending to the financial lessor a copy of the insurance

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policy entered into (or of any policies amending or replacing this policy in the future) and on an annual basis the receipts evidencing payment of the relevant premiums.

e) The financial lessee must permit the representatives of the financial lessor to have access at any time to the place where the leased assets are located, with the aim of checking on their state of use and upkeep, provided that advance notice is given by the lessor of at least 48 working hours.

f) The financial lessee is obligated to declare, before whoever it may concern, that the assets making up the subject matter of this contract are owned by the financial lessor and likewise to take the proper action to defend such ownership by the financial lessor and to avoid any dispossession in relation thereto. The financial lessee commits itself to notify within a maximum period of 24 hours of any challenge there may be to the proper legal title of the financial lessor.

g) The financial lessee commits itself not to contract credits, loans or obligations of any kind secured on the leased assets, and likewise to refrain from including the assets making up the subject matter of this contract within its assets in the event of suspension of payments and to prevent them being included in the total assets held in the event of bankruptcy.

h) The financial lessee commits itself to make express mention in the title when constituting any lien that it may arrange over the premises, warehouse or building where the leased assets are installed that the above-mentioned assets do not belong to the financial lessee, but rather to the financial lessor, and therefore under no circumstances can same be affected by any guarantee that is constituted. However, the financial lessee must notify the financial lessor in writing of the constitution of the above-mentioned guarantee within a period of 10 days from constitution thereof.

4. PAYMENT ARRANGEMENTS FOR THE FIRST PAYMENT INSTALLMENT

In order to comply with the provisions of Article 128 of Law 43/1995, of December 27, (which establishes that the annual amounts recovered of the cost of a redeemable/amortizable asset must remain the same or increase throughout the period of the contract) if the amount of the first of the lease installments agreed for the price of the financial lease and indicated in the Special Conditions of this contract is greater than the rest of the ordinary installments, the amount of said initial installment, for the purposes of its declaration by the lessee party as a tax-deductible expense must be distributed among the installments still to be paid, such that a consistent or increasing amount is maintained in the figure for recovery of the cost of the asset.

5. BREACH OF THE OBLIGATIONS OF THE FINANCIAL LESSOR AND THE FINANCIAL LESSEE

The parties reiterate that the financial lessor has already fully complied with its obligations in this present reciprocal contract, and therefore it is not legally possible to foresee any breach on its part, given that it has carried out all provisions that it was obliged to carry out, except those of ensuring that the financial lessee has quiet and

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undisturbed enjoyment of the leased assets and of transferring ownership should the lessee exercise the purchase option right.

It shall be understood that the financial lessee breaches its obligations in the following circumstances:

a) If it does not pay when due the periodical installments agreed and the relevant insurance premiums and taxes that may accrue in relation thereto.

b) If it ceases its normal activities for more than four months within the course of one year, if it is declared in a situation of suspension of payments, creditors' arrangement, in bankruptcy or in any insolvency or comparable situation.

c) If it fails to fulfill any other of the obligations established in this contract.

6. CONSEQUENCES OF BREACH

Failure to make payment of any one of the periodical installments and other items when due, where these are payable by the financial lessee, shall cause the accrual in favor of the financial lessor of late payment interest at the rate resulting from adding five percentage points to the current interest rate at any given time of this contract, where variable interest rate transactions are concerned.

In the case of fixed interest rate transactions, the above-mentioned late payment interest shall be calculated by adding five percentage points to the interest rate agreed in the contract itself.

Likewise, for each installment not paid, the financial lessee agrees to pay as an installment payment return fee, the amount stipulated in the tariff brochure which is attached to this contract, plus any taxes that may correspond to it. Such a fee shall be payable on a once only basis and the time of the devolution.

If the financial lessee breaches any of its obligations, and in particular, that of paying the lease installments, the financial lessor may choose, without prejudice to the use of any other legal actions, between:

a) Deem the financial lease contract to have expired.

The amount being the subject matter of the claim from the financial lessee shall be that resulting from adding together the past-due and unpaid installments, the capital pending of the financial lease and the VAT or equivalent tax, thus bringing forward the maturity of the amounts that would be paid during the contractual period still to run. 20 percent of the capital pending repayment on said date shall be added to the amount resulting from said arithmetic calculation as a penalty clause.

It is agreed that the amount payable in the event of enforcement shall be the amount specified in the certificate issued by the financial lessor, deeming to be past-due, liquid and payable, in its capacity as credit entity, the sum of the amounts owed, calculated pursuant to the indicated procedure, which shall accrue the late payment interest agreed in this contract. The financial lessee may avoid (enervar) the indicated early

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repayment, bringing itself fully up to date in the payment or fulfillment of its obligations (including payment of late payment interest, notification expenses and return fee within a period of eight days from receipt of the authenticated notification.

Likewise the financial lessor may choose to partially execute this present contract. In this event, and for execution thereof, it must attach the original thereof to the above-mentioned mandatory certificates and, for clarification purposes, the amount agreed as liquid and payable shall be that amount that results from adding together the amount of unpaid installments, with expenses thereof, return fee and late payment interest.

b) Declare the financial lease agreement terminated.

In this event, the financial lessee shall be required to return the assets to the financial lessor within a maximum period of eight days calculated from the receipt of the authenticated notice, instigating the contractual termination. To this effect, in the event that the financial lessee breaches the obligation to return the assets, it hereby authorizes the financial lessor to proceed directly to the withdrawal of said assets. Likewise, the financial lessor may claim from the financial lessee as a penalty clause 10 percent of the capital pending repayment on said date, and likewise obviously the past-due and unpaid installments and any other items that are payable by law.

The financial lessee party may avoid (enervar) the indicated contractual termination by bringing itself fully up-to-date in payment or performance of its obligations (including payment of late payment interest, notification expenses and return fee) within a period of eight days from receipt of authenticated notice.

At any time, and for any reason, the financial lessor may choose to terminate the contract, even after having chosen to require performance thereof, on the understanding that it may not simultaneously exercise both possibilities nor require termination of the contract once it has obtained performance thereof.

The financial lessee shall be obligated to make payment of any expenses, costs, royalties, rights and taxes that the financial lessor must pay for exercise of the above-mentioned rights and actions, both via the courts or out-of-court, provided the financial lessor has not been guilty of bad faith or abuse of process in the exercise of its actions.

7. RESTITUTION OF POSSESSION.

Upon the natural termination of the contract, without the financial lessee having exercised the purchase option right, or any of the grounds for termination thereof having occurred, the financial lessee shall deliver to the financial lessor possession of the assets making up the subject matter of the contract, in a good state of repair and upkeep. Contravening of this obligation shall entail, in addition to the exercise of any rights corresponding to the financial lessor by virtue of the provisions of this contract, the obligation on the financial lessee to pay to the latter, as indemnification for losses or damages, for each day of delay in delivery, an amount equivalent to double the amount of the last daily installment that it was obliged to pay.

8. AMENDMENT OF THE CONTRACT OR OF GUARANTEES THEREOF

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ING LEASE (SPAIN) E.G.C., LTD.

Any variation in the contract requested by the financial lessee and accepted by the financial lessor referring to a change in any of the intervening parties thereof and early payment of installments, amendment of due dates, or of the amounts thereof, of payment instrument or any other that involves alteration of the contractual document initially signed, shall result in the accrual in favor of the financial lessor of a fee stipulated in the tariff brochure attached to this contract. For the calculation of said fee, capital pending payment shall be taken as the figure shown in the Pending Capital column of Schedule Number 1 in the line immediately prior to the line corresponding to the first installment being changed, and shall be payable on a once-only basis at the time of the amendment.

9. EARLY CANCELLATION

Except for the provisions of Special Condition 6 of this contract, early cancellation hereof is not provided for, given that its duration has been agreed as fixed and irrevocable, however, in those cases in which at the request - with reasons - of the financial lessee the financial lessor agrees, the latter shall charge as early cancellation fee the fee established in the tariff brochure attached to this contract, a fee that shall be payable at the time the cancellation is made.

a) Variable interest transactions:

Without prejudice to the fee agreed, in the event that the early cancellation referred to in the previous paragraph occurs, said early cancellation must coincide with any one of the dates agreed in this contract for the revision of the applicable interest rates and the financial lessee must pay the financial lessor any financial cost, expense or charge borne by the financial lessor as a consequence of the above-mentioned early cancellation.

b) Fixed interest transactions:

Without prejudice to the fee agreed, in the event that the early cancellation referred to in the previous paragraph occurred, said early cancellation must coincide with the due-date of any installment and the financial lessee must pay the financial lessor any financial costs, expense or charge borne by the financial lessor as a consequence of the above-mentioned early cancellation. And in particular, all costs derived from changes in interest rates.

10. COOWNERSHIP AND LIABILITY.

If there are two or more financial lessees, all of them shall be jointly and severally liable for the obligations arising from this agreement.

11. TAXES

This contract is subject to value-added tax (VAT) by virtue of the provisions of Law 37/1992 of December 28, and Royal Decree 1624/1992 of December 29. The financial lessor shall facilitate to the financial lessee within the deadline and in the manner provided for by law the invoices or as appropriate comparable or authorized documents of the VAT charged.

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ING LEASE (SPAIN) E.G.C., LTD.

In the event that during the duration of this contract the tax arrangements are modified, whether on a national, autonomous community or local basis, such alteration shall be borne by the financial lessee, regardless of its amount, i.e. by increase or decrease of the amount of periodic installments payable and the Residual Value amount..

12. VALUATION RULES, EXPENSES AND FEES

The fees that are applicable to this commercial financial lease contract and in particular those indicated in Standard Conditions Number 6, 7 and 8 of this contract, can be amended by the financial lessor within the maximum limits authorized by the Bank of Spain at any given time. By reason of their very nature, the fees shown in Schedule Number 1 of this contract are excluded from this amendment, given that they have become due once only at the time of application or formalization thereof. A brochure with maximum fee tariffs and chargeable expenses drawn up on normal paper is attached to this contract.

The financial lessor shall communicate amendment of the fees upwards or downwards, as appropriate, in writing or by publication in any newspaper with a national circulation.

The financial lessee shall be liable for all expenses and taxes incurred on the granting of this contract, including underwriting and any other guarantee, the holding of the assets, their use and the extinction of the legal relation that is now being initiated, together with expenses, royalties and costs occasioned to the financial lessor in the defense of its rights and the exercise of legal actions derived from this contract, including those associated with recovery of the assets, together with lawyers' and procurators' fees, even where their intervention is not mandatory.

In relation to valuation rules, these shall be pursuant to the provisions of Bank of Spain circular number 8/1990 (Official State Gazette Number 226 of 09.20.90).

13. BREAKDOWN OF INSTALLMENT PAYMENTS AND INTEREST RATES

Attached as Schedule Number 1 forming an integral part of this contract is a breakdown of the various items making up the financial lease installments.

Calculation of the financial charge implicit in each lease installment is obtained by dividing the nominal interest-rate by the number of installments accruing in each year, i.e. 12 if the installments are on a monthly basis, 4 if they are quarterly, etc., and multiplying the results obtained, in percentage terms, by the capital pending prior to payment of the installment in question, as shown by the details in Schedule Number 1.

For calculation of the Annual Percentage Rate, the system established by Bank of Spain circular number 8/1990 (Official State Gazette no. 226 of 09.20. 90) has been applied.

The Annual Percentage Rate shown in Schedule Number 1 does not include any tax effect that may favor the financial lessee and nor does it include the expenses of Public Notary or similar, stamps, expenses of registry or recording, or any other that the financial lessor may charge to the financial lessee by virtue of the clauses of this contract, except for the origination and information fee and the arrangement fee shown in the above-mentioned Schedule.

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ING LEASE (SPAIN) E.G.C., LTD.

The Annual Percentage Rate has been obtained prior to the establishing by the financial lessee of the exact due-dates for the installments, for which it has assumed, for the purposes of this calculation, that said installments are paid per exact periods, assuming likewise, that on the date of signing of the agreement the necessary funds for acquiring the assets making up the subject matter hereof are available to the supplier.

14. FINANCIAL INFORMATION

With the aim of complying with Bank of Spain rules, the financial lessee is obligated to deliver each year to the financial lessor within a period of the first six months following the close of the accounting year (and whenever required to do so) all documentation and information necessary to disclose its economic and financial situation.

15. CONFIDENTIALITY IN THE PROCESSING OF PERSONAL DATA

The persons appearing in this contract authorize the use by the Company "ING Lease (Espana), E.F.C., S.A." and by the companies of its group of the personal data used therein, in the manner and with the restrictions provided for in Organic Law 15/1999 of December 13 on Personal Data Protection and in Royal Decree 1332/1994 of June 20, Royal Decree 428/1993 of March 26, Royal Decree 994/1999 of June 11, where this does not run counter to the present Law.

Likewise, the financial lessee, from this moment on, consents to the financial lessor being able to communicate any failure in performance of the payment obligations taken on that by virtue of this contract, to all public or private establishments with capacity to centralize this kind of data.

And as a record of all of the above, the specific and standard conditions of this document being read by the parties, the parties sign it in witness of their agreement.